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                                                                      EXHIBIT 16

                        LETTER OF DELOITTE & TOUCHE LLP

March 16, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

    We have read and agree with the comments in Part II, Item 9 of Form 10-K for the fiscal year ended December 31, 2000 of Nabisco, Inc.

Yours truly,

/s/ DELOITTE & TOUCHE LLP